IMMECOR                             SHARE PURCHASE AGREEMENT
California Residents: If your purchase is for more than $2,500 you will need to sign the representation at the bottom of this Share Purchase Agreement!
o:       Immecor Corporation
         100~105 Professional Center Drive
         Rohnert Park,  CA 94928
         (707) 585-3036

         I have received and had an opportunity to read the Prospectus by which the shares are offered. I represent that I am purchasing for investment.

Signature: ___________________________________________________________
Date: _____________

Enclosed is payment for  ____________ shares  (minimum 100)  at  $5.25 per
share, totaling   $ _____________

         Register the shares in the following name(s) and amount(s):

Name(s): ____________________________________________
Number of shares: ________________

As (check one):   / / Individual      / / Joint Tenants   / / Trust
/ / Tenants in Common      / / Corporation
                 / / Other   ___________________

For the person(s) who will be registered shareowner(s):

Mailing Address: _____________________________________________________________

City, State & Zip Code: ________________________________________________________
Telephone Numbers:         Business: (      )____________________
                         Home:  (      )______________________

Social Security or Taxpayer ID Number: _________________________________________

                            (Please  attach  any  special  mailing  instructions
other than those shown above.)

                                       No Share Purchase  Agreement Is Effective
                     Until Acceptance (You will be mailed a signed and numbered copy of this agreement to retain for your records.)

Share Purchase Agreement accepted by Immecor Corporation:


-----------------------------------------           ----------------------------
 Heinot H. Hintereder, President & CEO                Date


[If your purchase is for more than $2,500:] I (we) have at least the following minimum income and net worth (You may include income and net worth for both spouses. "Net worth" includes individual retirement plans and other assets, valued at not more than fair market value, and excludes home, home furnishings and automobiles): A minimum net worth of at least $75,000 and minimum gross income of $50,000 during the current tax year; or, in the alternative, a minimum net worth of $150,000. In either case, the amount of this investment does not exceed 10 percent of my (our) net worth.


-----------------------------------------           ----------------------------
Signature                                             Date